UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________________

FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 31, 2017
_________________________

 Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 SW Fifth Ave, Ste 700
Portland, Oregon 97204
(Address of principal executive offices, including zip code)
(503) 268-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lattice Semiconductor Corporation Amended 2013 Incentive Plan

On May 31, 2017, the stockholders of Lattice Semiconductor Corporation (the “Company”) approved the Lattice Semiconductor Corporation amended 2013 Incentive Plan (the “Amended 2013 Plan”) at the annual meeting of stockholders (the “Annual Meeting”). The Amended 2013 Plan was previously approved by the Board, upon recommendation by the Compensation Committee (the “Committee”), subject to stockholder approval at the Annual Meeting.

The 2013 Plan was amended to increase by 5,700,000 shares (from 8,340,000 shares to 14,040,000 shares) the number of shares of our common stock available for issuance under the Plan. Unless sooner terminated by the Board or the Committee, the Amended 2013 Plan will terminate on May 1, 2023.

A detailed summary of the Amended 2013 Plan can be found on pages 39-43 of the Company’s definitive Proxy Statement on Schedule 14A filed on April 28, 2017, which description is incorporated herein by reference. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2013 Plan, which was attached as Annex A to such definitive Proxy Statement and is incorporated herein by reference.

Lattice Semiconductor Corporation Amended 2011 Non-Employee Director Equity Incentive Plan

On May 31, 2017, the stockholders of the Company also approved the Lattice Semiconductor Corporation amended 2011 Non-Employee Director Equity Incentive Plan (the “Amended Director Plan”) at the Annual Meeting. The Amended Director Plan was previously approved by the Board, upon recommendation by the Committee, subject to stockholder approval at the Annual Meeting.

The 2011 Non-Employee Director Equity Incentive Plan was amended to increase by 300,000 shares (from 1,410,000 shares to 1,710,000 shares) the number of shares of common stock available for issuance under the Amended Director Plan. Unless sooner terminated by the Board or the Committee, the Amended Director Plan will terminate on May 1, 2021.

A detailed summary of the Amended Director Plan can be found on pages 47-49 of the Company’s definitive Proxy Statement on Schedule 14A filed on April 28, 2017, which description is incorporated herein by reference. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Director Plan, which was attached as Annex B to such definitive Proxy Statement and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Lattice Semiconductor Corporation (the "Company") was held on Wednesday, May 31, 2017, in Portland, Oregon. Stockholders representing 109,859,359 shares, or 90.01% of the outstanding shares as of the April 11, 2017 record date, were present in person or were represented at the meeting by proxy. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows.

Proposal 1: Election of Directors

Our board of directors is currently comprised of eight members. Each of the eight nominees for director was elected for a term of one year, and the voting results are set forth below:

Nominee	For	Withheld	Abstain	Broker Non-Votes
Darin G. Billerbeck	94,176,643	667,949	—	15,014,767
Robin A. Abrams	82,753,735	12,090,857	—	15,014,767
Brian M. Beattie	93,759,732	1,084,860	—	15,014,767
John Bourgoin	93,791,963	1,052,629	—	15,014,767
Robert R. Herb	93,047,407	1,797,185	—	15,014,767
Mark E. Jensen	94,194,384	650,208	—	15,014,767
D. Jeffrey Richardson	93,426,482	1,418,110	—	15,014,767
Frederick D. Weber	93,784,213	1,060,379	—	15,014,767

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

The proposal to approve, as an advisory vote, the compensation of the Company's named executive officers was approved, and the voting results are set forth below:

For	Withheld	Abstain	Broker Non-Votes
91,203,308	3,152,800	488,484	15,014,767

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

The proposal to approve, as an advisory vote, the frequency of future advisory votes to approve named executive officer compensation received the voting results set forth below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
82,525,154	124,145	11,714,933	480,360	15,014,767

Proposal 4: Approval of the Amended Lattice Semiconductor Corporation 2013 Incentive Plan

The proposal to approve the amended Lattice Semiconductor Corporation 2013 Incentive Plan was approved, and the voting results are set forth below:

For	Withheld	Abstain	Broker Non-Votes
85,607,403	8,924,000	313,189	15,014,767

Proposal 5: Approval of the Amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan

The proposal to approve the amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan was approved, and the voting results are set forth below:

For	Withheld	Abstain	Broker Non-Votes
53,595,905	40,936,118	312,569	15,014,767

Proposal 6: Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2017 was approved, and the voting results are set forth below:

For	Withheld	Abstain
109,355,765	162,129	341,465

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: June 2, 2017	By:	/s/ Byron W. Milstead
Byron W. Milstead Corporate Vice President and General Counsel